Exhibit 1

JOINT FILING AGREEMENT

WHEREAS, the statement on the Amendment No. 2 to Schedule 13D to which this agreement is an exhibit (the “Joint Statement”) is being filed on behalf of two or more persons (collectively, the “Reporting Persons”); and

WHEREAS, the Reporting Persons prefer to file the Joint Statement on behalf of all Reporting Persons rather than individual statements on Schedule 13D on behalf of each of the Reporting Persons;

NOW, THEREFORE, the undersigned hereby agree as follows with each of the other Reporting Persons:

1.    Each of the Reporting Persons is individually eligible to use the Joint Statement.

2.    Each of the Reporting Persons is responsible for the timely filing of the Joint Statement and any amendments thereto.

3.    Each of the Reporting Persons is responsible for the completeness and accuracy of the information concerning such person contained in the Joint Statement.

4.    None of the Reporting Persons is responsible for the completeness or accuracy of the information concerning the other Reporting Persons contained in the Joint Statement, unless such person knows or has reason to believe that such information is inaccurate.

5.    The undersigned agree that the Joint Statement is, and any amendment thereto will be, filed on behalf of each of the Reporting Persons.

Date: March 5, 2003	Walden VC II, L.P. By: Walden VC, LLC General Partner

By: /s/ ARTHUR BERLINER Arthur Berliner Manager

Walden VC II-Side, L.P. By: Walden VC, LLC General Partner

By: /s/ ARTHUR BERLINER Arthur Berliner Manager

Walden Media and Information Technology Fund, L.P., By: Walden Media, LLC General Partner

By: /s/ ARTHUR BERLINER Arthur Berliner Manager

Walden Capital Partners II, L.P. By: Walden Partners II, L.P. General Partner

By: /s/ ARTHUR BERLINER Arthur Berliner General Partner

Walden VC, LLC By: /s/ ARTHUR BERLINER Arthur Berliner Manager

Walden Media, LLC By: /s/ ARTHUR BERLINER Arthur Berliner Manager

Walden Partners II, L.P. By: /s/ ARTHUR BERLINER Arthur Berliner General Partner

By: /s/ STEVEN ESKENAZI Steven Eskenazi

By: /s/ PHILIP SANDERSON Philip Sanderson

By: /s/ GEORGE SARLO George Sarlo

By: /s/ ARTHUR BERLINER Arthur Berliner

By: /s/ RICHARD LEFURGY Richard LeFurgy

By: /s/ LAWRENCE MARCUS Lawrence Marcus

By: /s/ MATTHEW MILLER Matthew Miller